SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               MERIDIAN CO., LTD.
                               ------------------
               (Exact Name of Company as specified in its charter)



Republic  of  Korea             0-32359                  Not  Applicable
-------------------             -------                  ---------------
  (Jurisdiction)        (Commission  File  Number)   (IRS Employer ID Number)

      4F, Heungseong Bldg., 197-3, Jamsilbon-Dong, Songpa-Gu, Seoul, Korea
      --------------------------------------------------------------------
                    (Address of principal executive offices)



                              CONSULTING AGREEMENTS
                          (Full title of the Agreement)


       Company's telephone number: 82-2-2194-3300 Fax No.: 82-2-2194-3333
                                   --------------          --------------



                         CALCULATION OF REGISTRATION FEE

   Title of Each              Amount             Proposed Maximum          Proposed Maximum
Class of Securities            To Be              Offering Price (1)           Aggregate                Amount of
       To Be                Registered               Per Unit               Offering Price(1)        Registration Fee
     Registered
---------------------------------------------------------------------------------------------------------------------
    Common Stock            3,300,000(2)(3)(4)        $0.16                    $528,000                  $66.90
---------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Includes   450,000 shares issuable pursuant to a consulting agreement between the Registrant and Scott Yonggi Lee

(3) Includes    775,000 shares issuable pursuant to a consulting agreement between the Registrant and Anna Brazier.

(4) Includes    1,000,000 shares issuable pursuant to a consulting agreement between the Registrant and Edward Fitzpatrick

(5) Includes    400,000 shares issuable pursuant to a consulting agreement between the Registrant and Craig Auringer

(6) Includes    300,000 shares issuable pursuant to a consulting agreement between the Registrant and Woo Kyung Seo

(7) Includes    275,000 shares issuable pursuant to a consulting agreement between the Registrant and Paul Medwedrich

(8) Includes    100,000 shares issuable pursuant to a consulting agreement between the Registrant and Carla Leone

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Note: The document(s) containing the information concerning the Compliance Agreement between MERIDIAN CO., LTD. (the "Company"), and Scott Yonggi Lee, dated as of February 06, 2004, the Corporate Consulting Agreement between MERIDIAN CO., LTD. (the "Company"), Anna Brazier, dated as of February 06, 2004, the Marketing Agreement Between MERIDIAN CO., LTD. (the "Company"), and Edward Fitzpatrick, dated as of February 05, 2004, the Marketing Agreement Between MERIDIAN CO., LTD. (the "Company"), and Craig Auringer, dated as of February 05, 2004, the Clinical Research Consulting Agreement Between MERIDIAN CO., LTD.
(the "Company"), and Woo Kyung Seo, dated as of February 06, 2004, the Due Diligence Service Agreement Between MERIDIAN CO., LTD. (the "Company"), and Paul Medwedrich, dated as of February 06, 2004, the Website Development Agreement Between MERIDIAN CO., LTD. (the "Company"), and Carla Leone, dated as of February 06, 2004 required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Rule 428. In accordance with Rule 428 and the requirements of
Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have been filed by the Company with the Securities and Exchange Commission, are hereby incorporated by reference into this Prospectus:

a. The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2003;

b. The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2002;

c. The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2001;


All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.


Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

The Common Stock being registered pursuant to this registration statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in our filings under the Exchange Act, and is incorporated herein by reference.

ITEM 5. Interests of Named Experts and Counsel.

Not applicable.

ITEM 6. Indemnification of Directors and Officers.

Not applicable.

ITEM 7. Exemption From Registration Claimed.

Not  applicable.

ITEM  8.  Exhibits.

Exhibit  Number     Description
---------------     -----------

4.1      Agreement  between  Meridian  Co.,  Ltd.,  and  Scott
         Yonggi Lee,  dated  as  of  February  06,  2004.

4.2 Agreement between Meridian Co., Ltd., and Anna Brazier , dated as of February 06, 2004.

4.3 Agreement between Meridian Co., Ltd., and Edward Fitzpatrick , Dated as of February 05, 2004

4.4     Agreement between  Meridian Co., Ltd., and Craig Auringer
        ,Dated as of February  05,  2004

4.5     Agreement between  Meridian Co., Ltd., and Woo Kyung Seo
        ,Dated as of  February  06,  2004

4.6 Agreement between Meridian Co., Ltd., and Paul Medwedrich, Dated as of February 05, 2004

4.7 Agreement between Meridian Co., Ltd., and Carla Leone, Dated as of February 05, 2004

5       Opinion  of  Legal  Counsel.

23.1    Consent  of  Accountants.

23.2    Consent  of  Legal  Counsel  (Included  in  Exhibit  5).

ITEM 9. Undertakings

1. The Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the registration statement

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seoul, Korea, on this 23rd day of November, 2004.

MERIDIAN CO., LTD.



By:  /s/  Myeong,  Hyeon-seong
--------------------------------------
Myeong,  Hyeon-seong,  President  and  CEO

In accordance with the requirements of the Securities Act of 1933 as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Signature                   Title                                    Date
---------                   -----                                    ----

/s/  Myeong,  Hyeon-seong
_______________________     Director,  Chief  Executive  Officer
Myeong,  Hyeon-seong        and  President                    November  23, 2004


/s/  Park,  Sang-yeul
_______________________     Director
Park,  Sang-yeul                                              November  23, 2004


/s/  Hong,  Sungpil
_______________________     Director
Hong, Sungpil                                                 November  23, 2004

                         REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

MERIDIAN CO., LTD.
(Exact name of Issuer as specified in its charter)

EXHIBIT INDEX

Exhibit  Number     Description
---------------     -----------

4.1      Agreement  between  Meridian  Co.,  Ltd.,  and  Scott
         Yonggi Lee,  dated  as  of  February  06,  2004.

4.2 Agreement between Meridian Co., Ltd., and Anna Brazier , dated as of February 06, 2004.

4.3 Agreement between Meridian Co., Ltd., and Edward Fitzpatrick , Dated as of February 05, 2004

4.4     Agreement between  Meridian Co., Ltd., and Craig Auringer
        ,Dated as of February  05,  2004

4.5     Agreement between  Meridian Co., Ltd., and Woo Kyung Seo
        ,Dated as of  February  06,  2004

4.6 Agreement between Meridian Co., Ltd., and Paul Medwedrich, Dated as of February 05, 2004

4.7 Agreement between Meridian Co., Ltd., and Carla Leone, Dated as of February 05, 2004

5       Opinion  of  Legal  Counsel.

23.1    Consent  of  Accountants.

23.2    Consent  of  Legal  Counsel  (Included  in  Exhibit  5).